Exhibit 99.1

Designated Filer:	Warburg, Pincus Equity Partners, L.P.
Issuer & Ticker Symbol:	Sunesis Pharmaceuticals, Inc. (SNSS)
Date of Event Requiring Statement:	September 26, 2005

1.	Name:	Warburg, Pincus Equity Partners, L.P.
	Address:	466 Lexington Avenue
New York, New York 10017

2.	Name:	Warburg Pincus & Co.
	Address:	466 Lexington Avenue
New York, New York 10017

3.	Name:	Warburg Pincus LLC
	Address:	466 Lexington Avenue
New York, New York 10017

4.	Name:	Warburg Pincus Partners LLC
	Address:	466 Lexington Avenue
New York, New York 10017

WARBURG PINCUS & CO.

By:	Scott A. Arenare	September 26, 2005
	Name: Scott A. Arenare	Date
Title: Partner

WARBURG PINCUS LLC

By:	Scott A. Arenare	September 26, 2005
	Name: Scott A. Arenare	Date
Title: Managing Director

WARBURG PINCUS PARTNERS LLC

By:	Warburg Pincus & Co.,
its Managing Member

By:	Scott A. Arenare	September 26, 2005
	Name: Scott A. Arenare	Date
Title: Partner